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                                  GENVEC, INC.

                           Amended and Restated Bylaws
                                 (As of   , 2000)


                                   ARTICLE 1.
                                     OFFICES

         1.1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2.
                            MEETINGS OF STOCKHOLDERS

         2.1. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.2. An annual meeting of stockholders shall be held each year on a date and time designated by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Only such business may be conducted as has been brought before an annual meeting of stockholders by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Corporation of such stockholder's intention to bring such business before the meeting pursuant to Section 2.11 of these Bylaws.

         2.3. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation and subject to the rights of holders of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders for any purpose or purposes may be called at any time only by the President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Business transacted at any special meeting of stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice of the meeting pursuant to Section 2.4 of these Bylaws.

         2.4. Written notice of the annual or any special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten nor



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more than sixty days before the date of the meeting (unless a different time is specified by law). The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Any such notice may be waived and shall be deemed waived by any stockholder who signs a written waiver of such notice before or after the time stated therein, or by any stockholder who attends the meeting unless at the beginning of the meeting or promptly upon arrival, the stockholder objects to the holding of the meeting or the transacting of specified business at the meeting.

         2.5. At all meetings of the stockholders, the holders of stock having a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of stock having a majority of the voting power of the stock entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting or as may be required under the Delaware General Corporation Law, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Once a quorum is established, it shall not be broken by the subsequent withdrawal of enough votes leaving less than a quorum.

         2.6. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the President, or, in his absence or inability to act, the person whom the Chairman or Vice Chairman, if any, shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other


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persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(f) limitations on the time allotted to questions or comments by participants.

         2.7. When a quorum is present at any meeting, all elections for the Board of Directors shall be decided by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors, and all other questions shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise required by statute or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

         2.8. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.9. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be provided in accordance with Section 228 of the General Corporation Law of Delaware.

         Notwithstanding the foregoing, effective upon the closing of a firm commitment public offering of Common Stock of the Corporation, no action that is required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be effected by written consent of stockholders in lieu of a meeting of stockholders.

         2.10. Votes by written ballot at any meeting of stockholders may be conducted by one or more inspectors, appointed for that purpose, either by the Board of Directors or by the chairman of the meeting. The inspector or inspectors may decide upon the qualifications of voters and the validity of proxies, and may count the votes and declare the result.


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                      STOCKHOLDER PROPOSALS AND NOMINATIONS

         2.11. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 ("1934 Act"), as amended through the date of adoption of these Bylaws) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause
(i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and
(v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal.

                  (b) Only persons who are selected and recommended by the Board of Directors or a committee thereof, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.11, shall be eligible for election, or qualified to serve, as Directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which Directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of Directors at that meeting by compliance with the procedures set forth in this
Section 2.11. Nominations by stockholders (the "Nominating Stockholders") shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his responsibilities and level of professional competence as may be sufficient to permit assessment of his prior business experience; (C) whether the nominee is or has ever been at any time a Director, officer or owner of more than five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the 1934 Act, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Nominating Stockholder and any Persons acting in concert with such Nominating Stockholder (x) the


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names and business addresses of such Nominating Stockholder and such Persons,
(y) the names and addresses of such Nominating Stockholder and such Persons as they appear on the Corporation's books (if they so appear) and (z) the class and number of shares of the Corporation which are beneficially owned by such Nominating Stockholder and such Persons. A written consent to being named in a proxy statement as a nominee, and to serve as a Director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

                  (c) Nomination Notices and Stockholder Proposals for an annual stockholders meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the mailing date of the Corporation's proxy materials for the preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of such meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (d) Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

                  (e) Notwithstanding the foregoing provisions of this
Section 2.11, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

                  (f) For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news or wire service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.


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                                   ARTICLE 3.
                               BOARD OF DIRECTORS

         3.1. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         3.2. Subject to the rights of the Preferred Stock, the number of Directors that shall constitute the whole Board shall be the number from time to time fixed exclusively by a vote of a majority of the Board of Directors then in office, which number shall not be less than one. The Board by resolution may from time to time increase or decrease the number of Directors to any number not less than one, provided that any reduction in the number of Directors shall not have the effect of shortening the term of any Director in office at the time such resolution becomes effective and provided that the number of Directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval of at least eighty percent (80%) of the members of the Board of Directors then in office. The phrase "the whole Board," as used in these Bylaws, shall refer to the total number of Directors which the Corporation would have if there were no vacancies. The Directors shall be elected at the Annual Meeting of the stockholders as provided in Section 6.4 of the Certificate of Incorporation, except as provided in Section 3.3 of these Bylaws, and each Director elected shall hold office until removal or resignation or until his successor is elected and qualified. A Director may resign at any time by giving written notice to the Chairman of the Board, to the President or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

         3.3. Any or all of the Directors may be removed only for cause by the stockholders, as provided for in the Certificate of Incorporation. For purposes of this Section 3.3., "cause" for removal of a Director shall be deemed to exist only if: (i) the Director whose removal is proposed has been convicted, or when a Director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a Director of the Corporation; or
(iv) the entry of any order against such Director by any governmental body having regulatory authority with respect to the Corporation's business. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect Directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other


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defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such Director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

         3.4. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the remaining Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next election of the class for which such Directors have been chosen and until their successors are duly elected and qualified. If at any time there are no Directors in office, by reason of death, resignation or other cause, then any stockholders or any executor or administrator or other fiduciary entrusted with like responsibility for the estate of a stockholder may call a special meeting of the stockholders to elect a Board of Directors. If at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares outstanding at the time and having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

                       MEETINGS OF THE BOARD OF DIRECTORS

         3.5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         3.6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

         3.7. Special meetings of the Board may be called by the Chairman of the Board, the President or upon the written request of a majority of the Board of Directors. Notice of a special meeting shall be given to each Director either by mail not less than forty-eight hours before the date of such meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Any such notice may be waived and shall be deemed waived by any Director who signs a written waiver of such notice before or after the time stated therein or who is present at a meeting of the Board of Directors when a vote on any matter is taken unless at the beginning of the meeting or promptly upon arrival, the Director objects to the holding of the meeting or the transacting of specified business at the meeting.

         3.8. At all meetings of the Board, a majority of the Directors constituting the whole Board shall constitute a quorum for the transaction of business, and the vote of a


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majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         3.9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

         3.10. A Director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival, the Director objects to the holding of the meeting or the transacting of specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

                        THE CHAIRMAN OF THE BOARD AND THE
                           VICE-CHAIRMAN OF THE BOARD

         3.11. The Board of Directors, at its first meeting following the annual meeting of stockholders in each year, or at such other time when there shall be a vacancy, shall elect one of its members as Chairman of the Board, and may elect one of its members as Vice-Chairman of the Board; each to serve for one year or until his successor is elected and qualified. The Chairman of the Board shall preside at all meetings of the stockholders, except as the Board may otherwise determine, and of the Board of Directors and shall perform such other duties as may be required of him by the Board of Directors and by these Bylaws. The Vice-Chairman of the Board, if one is elected, shall, in the absence of the Chairman of the Board, preside at the meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be required of him by the Board of Directors. In the absence of the Chairman of the Board and the Vice-Chairman, if any, those members of the Board who are present shall choose from among themselves a person to preside at the meeting of the Board.

                             COMMITTEES OF DIRECTORS

         3.12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution passed by a majority of the whole Board, designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and as limited by the Delaware General Corporation Law, shall have and may exercise the


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powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, except as otherwise provided to the extent that there shall have been designated alternate members who shall be present, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as requested by the Board of Directors.

                            COMPENSATION OF DIRECTORS

         3.13. The Board of Directors shall have the authority to fix the compensation to be paid to Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or of any committee of the Board of Directors, in addition to a fixed sum for attendance at each such meeting and/or a stated salary as Director or committee member. Unless otherwise provided by the Board of Directors, no such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE 4.
                                    OFFICERS

         4.1. The Board of Directors shall elect the officers of the Corporation, which shall be a President, a Secretary and a Chief Financial Officer. The Board may from time to time also elect one or more Vice-Presidents in such gradations as the Board of Directors may determine, Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, or it may delegate the authority to appoint such officers and agents to an officer subject to the control of the Board of Directors. Any number of offices may be held by the same person.

         4.2. Unless otherwise provided in the resolution of election or appointment, the officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof. Any officer, servant or agent of the Corporation may be removed at any time with or without cause by the Board of Directors or by the officer having power to appoint the successor of the person being removed. The removal of any officers, servant or agent of the Corporation shall be without prejudice to his or her contract rights, if any. Any vacancy occurring in any


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office of the Corporation may be filled by the Board of Directors or otherwise as provided in this Article.

         4.3. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to a committee or designated officers of the Corporation.

         4.4. The duties and powers of the officers of the Corporation shall be as provided in these Bylaws or as defined in the resolutions appointing them, or shall be those duties and powers customarily exercised by corporate officers holding such offices.

         4.5. Unless otherwise specified by the Board of Directors, the President of the Corporation shall be the Chief Executive Officer of the Corporation. If a person other than the Chief Executive Officer, the President shall have such powers and perform such duties as may be assigned from time-to-time by the Board of Directors or by the Chief Executive Officer, subject to the powers and control of the Board of Directors.

         4.6. The Chief Executive Officer of the Corporation shall have general supervision of the policies, business and operations of the Corporation. He or she shall preside at all meetings of the stockholders and at meetings of the Board of Directors in the absence of a Chairman or Vice-Chairman of the Board, if any. The Chief Executive Officer shall have such other powers and duties as are usually incident to the Chief Executive Officer of a corporation.

         4.7. The Vice-Presidents, if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe by standing or special resolution, or the Chief Executive Officer may from time to time provide, subject to the powers and the control of the Board of Directors.

         4.8. The Secretary of the Corporation or an Assistant Secretary, as designated by the Chairman of the Board or other presiding officer, or another person so designated, shall act as secretary and record the minutes of meetings of the Board of Directors and committees thereof and of the stockholders. Unless given by another authorized officer, the Secretary shall give, or cause to be given, notices of all meetings of stockholders and Directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general or special authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform all acts incident to the office of


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

Secretary, subject to the control of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision the Secretary shall be.

         4.9. The Assistant Secretary, if there be any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary may from time to time prescribe.

         4.10. Unless the Board of Directors shall designate another officer, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and may deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories, as the Board of Directors may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board of Directors. He shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Treasurer may act with the assistance of such Assistant Treasurers, if any, or such other employees of the Company as he may reasonably designate.

         4.11. The Assistant Treasurer, if there be any, or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.

         4.12. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

         4.13. The Chief Executive Officer, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.


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




                                   ARTICLE 5.
                          INDEMNIFICATION AND INSURANCE

         5.1 DIRECTORS AND OFFICERS. In accordance with Article VII of the Certificate of Incorporation of the Corporation, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

         (a) that he or she is or was a director or officer of the Corporation, or

         (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether either in case
(a) or in case (b) the basis of such proceeding is alleged action or inaction
(x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended. [The right to indemnification conferred in this Section 5 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 5.1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         5.2 AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of Article VII of the Certificate of Incorporation of the Corporation, in


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

cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

         5.3. INDEMNIFICATION PROCEDURE; DETERMINATION OF RIGHT TO INDEMNIFICATION.

         (a) Promptly after receipt by the indemnitee of written notice of the commencement of any proceeding, the indemnitee will, if a claim in respect thereof is to be made against the Corporation in accordance herewith, notify the Corporation of the commencement thereof. The omission so to notify the Corporation (i) will relieve it from any liability which it may have to the indemnitee hereunder only to the extent that the Corporation is able to establish that its ability to avoid such liability was materially prejudiced by such omission and (ii) will not relieve it from any liability which it may otherwise have to the indemnitee.

         (b) If a claim for indemnification under this Article 5 is not paid in full by the Corporation within thirty days after it has been received in writing by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) The Corporation shall not be obligated to indemnify or advance expenses to the indemnitee under this Article 5 in connection with a proceeding (or part thereof) initiated or brought voluntarily by the indemnitee (other than to enforce the rights to indemnification hereunder) unless the initiation thereof was approved by the Board of Directors of the Corporation.

         (d) In the case of a settlement of a proceeding by an indemnitee, the payment of amounts and indemnification thereof shall be approved, in advance, by the Corporation, which approval shall not be unreasonably withheld, or by a court of competent jurisdiction.


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


         5.4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         5.5. BINDING EFFECT; SUCCESSORS AND ASSIGNS. The indemnification and advance of expenses provided by or granted pursuant to this Article 6 shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such Director or officer.

         5.6. SEVERABILITY. In the event that any of the provisions of this Article 5 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

         5.7. RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE 6.
                               STOCK CERTIFICATES
                               AND STOCK TRANSFERS

         6.1. UNCERTIFICATED AND CERTIFICATED SHARES; FORM OF
CERTIFICATES. Effective at such time as the President or any Vice President or the Treasurer of the Corporation designates in writing to the Corporate Secretary and any transfer agents of the Corporation with respect to any class of stock of the Corporation, the shares of such class shall be uncertificated shares, provided that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation and provided further that upon request every holder of uncertificated shares shall be entitled, to the extend provided in Section 158 of the Delaware General Corporation Law, to have a certificate signed in the name of the Corporation (i) by the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.


         6.2. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where a certificate is countersigned (1) by a transfer agent other than the


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


Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

         6.3. LOST CERTIFICATES. The Board of Directors may in its discretion direct, or vest in the officers of the Corporation the power to direct, that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require, or vest in the officers of the Corporation the power to require, that the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Corporation may refuse to issue a new certificate except as ordered by the Court of Chancery of Delaware.


         6.4. TRANSFERS OF STOCK. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. If any certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

         6.5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


         6.6. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,


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

conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which date shall be a permitted record date under the Delaware General Corporation Law with respect to such meeting or action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6.7. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize a person registered as the owner of shares on its books as being the owner of such shares for the purpose of receiving dividends, voting those shares, and being accorded all other rights and liabilities of an owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. Every stockholder shall furnish to the Corporation his address, and the Corporation may rely for all purposes upon the address of such stockholder so furnished to it. If any stockholder shall not furnish the Corporation with his address, his address shall be presumed to be at the registered office of the Corporation, in its care.

                                   ARTICLE 7.
                               GENERAL PROVISIONS


         7.1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         7.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


         7.3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


         7.4 CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may prescribe.


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

         7.5. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares of stock or other securities in any other corporation or organization, with respect to which the Corporation may from time to time have the right to vote or to give approvals, ratifications or consents may be represented and voted at any meeting of security holders of such other corporation or organization, or approvals, ratifications or consents may be given with respect thereto, by the Chief Executive Officer of the Corporation or by the proxy or proxies appointed by the Chief Executive Officer, or by any other person appointed by resolution of the Board of Directors, of which resolution a certified copy under the seal of the Corporation shall be conclusive evidence.

         7.6. POSITION WITH CORPORATION NOT TO IMPOSE DUTY TO REFRAIN FROM EXERCISING RIGHTS. No person who is an officer, Director or controlling stockholder of the Corporation shall be deemed to be under any disability, by reason of his status as such officer, Director or controlling stockholder, from exercising as against the Corporation any rights or privileges whatsoever which he may enjoy under the terms of any provision of any certificate of incorporation, by-law, resolution or contract, in his personal capacity (including his capacity as a fiduciary for another person or persons); and any such officer, Director or controlling stockholder may exercise any such rights or privileges as fully as if such person were not such officer, Director or controlling stockholder.

                                   ARTICLE 8.
                                   AMENDMENTS

         These Bylaws of the Corporation may be amended, altered, changed, adopted and repealed by a vote of the majority of the Board of Directors then in office at any regular or special meeting. The stockholders also shall have the power to amend, alter, change, adopt and repeal the Bylaws of the Corporation at any annual or special meeting pursuant to the requirements of the Certificate of Incorporation.


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